Exhibit 10.1

RESCISSION AND TERMINATION AGREEMENT

RESCISSION AND TERMINATION AGREEMENT, dated March 1, 2012 (this “Agreement”), between Sitoa Global Inc. (the “Company”) and Sitoa Corporation (“Sitoa Corp”). Each of the parties hereto is referred to as a “Party” and collectively as the “Parties.”

BACKGROUND

On June 8, 2011, the Company entered into a certain Software License Agreement, dated June 6, 2011, between the Company and Sitoa Corp, pursuant to which the Company licensed certain software of Sitoa Corp for a consideration of 3,000,000 shares of the Company’s common stock (the “Licensing Agreement”); and on July 6, 2011, the Company entered into a certain Revenue Interest Agreement, dated July 1, 2011, between the Company and Sitoa Corp, pursuant to which the Company agreed to issue 2,000,000 shares of the Company’s common stock to Sitoa Corp, in consideration for receiving 100% of the revenues from a third party contract (the “Revenue Agreement”).

The Parties desire to rescind and terminate each of the Licensing Agreement and the Revenue Agreement, pursuant to the terms and conditions set forth herein, and to return to the Company an aggregate 5,000,000 shares of the Company’s common stock issued to Sitoa Corp. (after giving effect to a 1-for-20 reverse split of the Company’s common stock effected on August 4, 2011, the “Consideration Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises of the Parties and the terms and conditions hereof, the Parties hereby agree as follows:

1.                   Rescission and Termination of Agreements. Each of the Licensing Agreement and the Revenue Agreements is hereby rescinded and terminated in its entirety, as if it had never existed, and such agreements shall be of no force and effect.

2.                   Return of Consideration Shares. Within five (5) business days of the date hereof, Sitoa Corp. shall transfer, return and surrender to the Company (a) the original stock certificates representing the Consideration Shares and (b) executed stock power and assignment documents which the transfer agent deems relevant in order to effectuate the transfer, return and surrender of the Consideration Shares to the Company.

3.                   Release.

(a)                 In consideration of the mutual promises herein contained and such other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sitoa Corp., on behalf of itself and its respective successors, assigns, employees, directors, shareholders, officers, members and legal representatives (collectively, “Releasor”), absolutely, unconditionally and irrevocably releases and forever discharges the Company, its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, directors, officers, members, attorneys, employees, agents and other representatives (the Company and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, damages and any and all other claims, counterclaims, defenses, rights of set-off, and liabilities whatsoever of every kind and nature, known or unknown, suspected or unsuspected, both at law and in equity (individually, a “Claim” and collectively, “Claims”), which Releasor may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises from the beginning of the world to the day of execution of the Agreement; provided, however, that nothing herein shall release any obligations owed by a Releasee to Releasor pursuant to the Agreement.

(b)                 Releasor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding instituted, prosecuted or attempted in breach of this release.

(c)                 Releasor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

(d)                 Releasor, on behalf of itself and its successors, assigns, employees, directors, shareholders, officers, members and legal representatives, absolutely, unconditionally and irrevocably covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Releasors pursuant to this Release. If Releasor violates the foregoing covenant, Releasor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs reasonably incurred by any Releasee as a result of such violation.

(e)                 Each Releasor and Releasee expressly acknowledges and agrees that all rights under California Civil Code Section 1542, or any other similar statute or law, are expressly waived.  That section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

4.                   Representation and Warranties. Each of the parties represents that:

(a)                 All necessary action has been taken by such party to authorize the execution, delivery and performance of this Agreement, and this Agreement is and will be after its execution constitute the legal, valid and binding obligations of such party, enforceable against it in accordance with its terms.

(b)                 No authorization, consent, waiver, approval or other action or consideration by, and no notice to or filing with any governmental or regulatory authority, body or instrumentality was or is a prerequisite for the due execution and delivery by such party or the performance by such party of its respective obligations under this Agreement.

(c)                 The execution, delivery, consummation and performance by such party do not and will not: (i) result in any violation of: (A) any organizational document of such party; or (B) any order, judgment, or decree of any court or other agency of government, which is binding on such party; or (ii) in a breach of constitute a default under any term of any agreement, contract or instrument to which such party is a party; or (iii) result in the creation of any lien, charge or encumbrance upon any property pursuant to the terms of any agreement, contract, indenture or instrument by which such party or its property is bound.

(d)                 Such party has been represented by legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and it has executed this Agreement with the consent and upon the advice of such independent legal counsel.

(e)                 Such party has read this Agreement and consulted with its attorneys as to the full meaning and effect of this Agreement and agrees to all of its terms and conditions contained herein without and reservation whatsoever and that it is signing this Agreement with full knowledge of any and all rights which it may have, that it is not relying on any representations made by any party hereto which are not set forth herein and that it has conducted whatever investigation it has deemed necessary to ascertain all facts and matters related to this Agreement.

5.                   Further Assurances. Each of the parties hereto agrees to perform all further acts and to execute and deliver all documents that reasonably may be necessary to carry out the terms of this Agreement.

6.                   Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

7.                   Entire Agreement. This Agreement and the exhibits attached hereto constitute a complete expression of the parties of the settlement agreed to by them and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

8.                   Amendment; Waiver. This Agreement may not be modified, superseded, terminated or amended and no provision of this Agreement may be waived, except by a writing and signed by the parties hereto.

9.                   Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

10.                Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

11.                Non-Disparagement. Each of the parties hereto agree not to disparage, malign, criticize or condemn any other party herein, nor make any statement or express any view or opinion that is derogatory or detrimental to the reputation of any other party herein, with respect to any matter related in any way to this Agreement or the Litigation.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SITOA GLOBAL INC.
By: /s/ George Yu
Name: George Yu Title: President and Chief Executive Officer

SITOA CORPORATION
By: /s/ Calbert Lai
Name: Calbert Lai Title: President and Chief Executive Officer